Exhibit 10.3

Execution Version

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT, dated as of March 30, 2021 (this “Agreement”), is made and entered into by and among Diamond S Shipping, Inc., a corporation duly organized and existing under the laws of the Republic of the Marshall Islands (together with its successors and permitted assigns, “DSSI”) and each of the parties listed on Schedule A hereto (each, a “Securityholder” and, collectively, the “Securityholders”).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, DSSI is entering into that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among DSSI, International Seaways, Inc., a corporation duly organized and existing under the laws of the Republic of the Marshall Islands (“INSW”) and Dispatch Transaction Sub, Inc., a corporation duly organized and existing under the laws of the Republic of the Marshall Islands and a wholly owned subsidiary of INSW (“Merger Sub”), pursuant to which, among other things, at the closing of the transactions contemplated thereby and upon the terms and subject to the conditions set forth therein, Merger Sub will be merged with and into DSSI, with the result that DSSI will survive as a wholly owned subsidiary of INSW (the “Merger”);

WHEREAS, each Securityholder is the beneficial or record owner of, and has either sole or shared voting power and dispositive power over, such number of INSW Shares (the “Existing Shares”) as is indicated opposite such Securityholder’s name on Schedule A attached hereto;

WHEREAS, DSSI desires that the Securityholders agree, and each Securityholder is willing to agree, subject to the limitations herein, not to Transfer (as defined below) any of its Subject Securities (as defined below) in a manner prohibited by this Agreement, and to vote all of the Subject Securities with respect to which the Securityholder has voting rights in a manner so as to facilitate consummation of the Merger; and

WHEREAS, as a condition and an inducement to DSSI’s willingness to enter into the Merger Agreement, each Securityholder has agreed to enter into this Agreement with respect to all Subject Securities that such Securityholder owns beneficially or of record as of the date hereof, and any additional Subject Securities that such Securityholder may acquire beneficial or record ownership of after the date hereof.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.       Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1 or as otherwise defined elsewhere in this Agreement.

“beneficial owner” shall be interpreted in accordance with the term “beneficial owner” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance); provided that, notwithstanding the generality of the foregoing, for purposes of determining beneficial ownership, a Person shall be deemed to be the beneficial owner of any securities which such Person has, at any time during the term of this Agreement, the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, redemption rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time (including the passage of time within sixty (60) days), the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). The terms “beneficial ownership,” “beneficially own,” “beneficially owned” and “own beneficially” shall have correlative meanings.

“Expiration Time” shall mean the earliest to occur of (a) the Effective Time (as defined in the Merger Agreement), (b) such date and time as the Merger Agreement shall be terminated pursuant to and in accordance with its terms, (c) the date of any modification, waiver or amendment to the Merger Agreement effected without a Securityholder's consent that increases the exchange ratio or changes the form of consideration payable to all of the stockholders of INSW pursuant to the terms of the Merger Agreement as in effect on the date of this Agreement, or otherwise materially adversely affects the interests of any Securityholder or the stockholders of INSW, (d) one year from the date hereof or (e) the termination of this Agreement by mutual written consent of the parties hereto.

“INSW Shares” shall mean registered shares of INSW, without par value.

“Permitted Transfer” shall mean, in each case, with respect to each Securityholder, so long as (a) such Transfer is in accordance with applicable Law and (b) such Securityholder is in compliance with this Agreement, any Transfer of Subject Securities by the Securityholder to an Affiliate of such transferring Securityholder, so long as such Affiliate, in connection with such Transfer, executes a joinder to this Agreement pursuant to which such Affiliate agrees to become a party to this Agreement and be subject to the restrictions applicable to such Securityholder and otherwise become a party for all purposes of this Agreement, including delivering the irrevocable proxy set forth in Section 5 hereof; provided that no such Transfer shall relieve the transferring Securityholder from its obligations under this Agreement, other than with respect to the Subject Securities transferred in accordance with the foregoing provision; provided further, such transferring Securityholder delivers notice of such Transfer pursuant to Section 10.

“Subject Securities” shall mean, collectively, with respect to each Securityholder, such Securityholder’s Existing Shares, together with any INSW Shares or other voting capital stock or other securities of INSW of which such Securityholder acquires beneficial ownership or record ownership on or after the date of this Agreement (including any New Shares) up to and including the record date for any meeting of the stockholders of INSW (whether annual or special) called with respect to attaining a Required Vote of stockholders (including any additional record dates established for any postponements of such meeting).

“Transfer” shall mean (i) any direct or indirect offer, sale, assignment, conveyance, exchange, encumbrance, pledge, hypothecation, disposition, loan or other transfer (whether by merger of the applicable Securityholder, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntary or involuntary, (ii) entry into any Contract, option or other understanding with respect to any offer, sale, assignment, conveyance, exchange, encumbrance, pledge, hypothecation, disposition, loan or other transfer (whether by merger of the applicable Securityholder, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), of any Subject Securities (or any security convertible or exchangeable into Subject Securities) or beneficial or record ownership or other interest in any Subject Securities, (iii) to otherwise grant, permit or suffer the creation of any Liens on any Subject Securities (other than those created by this Agreement or under applicable securities laws) or (iv) to commit or agree, directly or indirectly, to take any of the foregoing actions.

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2.       Agreement to Retain Subject Securities.

2.1       Transfer and Encumbrance of Subject Securities. Before the receipt of due approval of the Idaho Share Issuance by Idaho’s shareholders, each Securityholder (severally as to itself and not jointly) agrees (and agrees to cause each of its Affiliates to agree), with respect to any Subject Securities owned beneficially or of record by such Securityholder, not to (a) Transfer any such Subject Securities except pursuant to a Permitted Transfer or pursuant to the Merger and the transactions contemplated by the Merger Agreement or (b) deposit any such Subject Securities into a voting trust or enter into any agreement, arrangement or understanding with any Person to vote or give instructions inconsistent with this Section 2, including any rights to acquire, any granting of, options, rights of first offer or refusal, or any voting agreement or arrangement with respect to such Securityholder’s Subject Securities, grant any proxy (except as otherwise provided herein) or power of attorney with respect thereto or commit or agree, directly or indirectly, to take any of the foregoing actions. Such Securityholder further agrees (and agrees to cause each of its Affiliates to agree) to authorize and request INSW to notify INSW’s transfer agent that there is a stop transfer order with respect to all of the Subject Securities and that this Agreement places limits on the voting of the Subject Securities; provided, however, that any such stop transfer order shall terminate upon the Expiration Time. For the avoidance of doubt, nothing in this Agreement will restrict any Securityholder from Transferring any INSW Shares following receipt of the Required Votes.

2.2       Acquisition of Additional Securities. Each Securityholder (severally as to itself and not jointly) agrees that any INSW Shares and other capital shares of INSW that such Securityholder purchases or otherwise acquires beneficial or record ownership of, or with respect to which such Securityholder otherwise acquires sole or shared voting power, following the execution of this Agreement and prior to the Expiration Time (the “New Shares”), shall constitute Subject Securities and be subject to the terms and conditions of this Agreement.

2.3       Unpermitted Transfers. Any Transfer or attempted or purported Transfer of any Subject Securities in violation of Section 2.1 shall be null and void ab initio.

3.       Agreement to Vote and Approve. Until the Expiration Time, at every meeting of the stockholders of INSW (whether annual or special) called with respect to any of the following matters, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of INSW with respect to any of the following matters, each Securityholder shall (and agrees to cause each of its Affiliates to), or shall cause (and agrees to cause each of its Affiliates to cause) the holder of record on any applicable record date to (including via proxy), vote the Subject Securities owned beneficially or of record by such Securityholder and/or Affiliate (or cause the holder of record on any applicable record date to vote (including via proxy) the Subject Securities owned beneficially or of record by such Securityholder and/or Affiliate): (a) in favor of (i) the Idaho Share Issuance and (ii) any other proposals reasonably requested by INSW in furtherance of the transactions contemplated by the Merger Agreement (including any changes to the governing documents of INSW or as proposed in connection with the Merger and the other transactions contemplated by the Merger Agreement), (b) in favor of any proposal to adjourn or postpone such meeting of the stockholders of INSW to a later date if there are not sufficient votes to adopt the Merger Agreement and/or if there are not sufficient shares present in person or by proxy at such meeting of the stockholders of INSW to constitute a quorum and (c) against (i) any merger agreement, merger, tender offer, exchange offer, sale of all or substantially all assets, recapitalization, reorganization, consolidation, share exchange, business combination, liquidation, dissolution or similar transaction or series of transactions involving INSW, any Subsidiary of INSW, and any other Person or Idaho Superior Proposal (as defined in the Merger Agreement) (other than the Merger Agreement and the Merger), (ii) any action, proposal, transaction or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of INSW under the Merger Agreement or of such Securityholder under this Agreement, (iii) any action, proposal, transaction or agreement that could reasonably be expected to hinder, delay, postpone, inhibit, discourage, interfere with or adversely affect the timely consummation of the Merger and the other transactions contemplated by the Merger Agreement, or that would reasonably be expected to result in any condition to the consummation of the Merger as set forth in Article VII of the Merger Agreement not being satisfied, or dilute, in any material respect, the benefit of the transactions contemplated thereby to INSW or to the stockholders of INSW, (iv) any amendment to INSW’s articles of incorporation or by-laws and (v) any change in a majority of the board of directors of INSW (clauses (a) through (c), the “Required Votes”). Any such vote shall be cast, or consent shall be given, for purposes of this Section 3, in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording in accordance herewith the results of such vote or consent.

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4.       Agreement Not to Solicit. Until the Expiration Time, each Securityholder (severally as to itself and not jointly and solely in the Securityholder’s capacity as such) shall not, and shall not authorize or permit any Representative or Affiliate to act on such Securityholder’s behalf in order to, directly or indirectly, engage in any conduct in which INSW is not permitted to engage by Section 5.4(a) of the Merger Agreement; provided, however, that nothing herein shall prevent such Securityholder from acting in such Securityholder’s capacity as an employee, officer or director of INSW or any Subsidiary of INSW, or taking any action in such capacity (including at the direction of the board of directors of INSW), but only in either such case as and to the extent permitted by Section 5.4 of the Merger Agreement.

5.       Irrevocable Proxy. By execution of this Agreement, each Securityholder and its Affiliates (if applicable) do hereby irrevocably and unconditionally appoint and constitute DSSI or any designee thereof, until the Expiration Time (immediately after which time this proxy shall automatically be revoked), with full power of substitution and resubstitution, as such Securityholder’s or Affiliates’ (if applicable) true and lawful attorney-in-fact and irrevocable proxy, to the fullest extent of such Securityholder’s or Affiliates’ (if applicable) rights with respect to the Subject Securities owned beneficially or of record by such Securityholder or its respective Affiliates (if applicable), to vote (or consent pursuant to a written consent) and exercise all voting and related rights, sign or execute forms of proxy and/or such other deeds or documents (including under seal, if necessary or desirable) and to do such other acts and things as may be necessary (including, without limitation, the power to execute and deliver written consents) with respect to such Subject Securities owned or held by the Shareholder regarding the matters referred to in such Subject Securities as set forth in Section 3. Each Securityholder and its Affiliates (if applicable) intend this proxy to be irrevocable and coupled with an interest until the Expiration Time (at which time this proxy shall automatically be revoked) for all purposes and hereby represents that any proxies heretofore given with respect to its Subject Securities, if any, are revocable and hereby revokes any proxy previously granted by each Securityholder and its Affiliates (if applicable) with respect to its Subject Securities. This proxy is granted in consideration of DSSI entering into the Merger Agreement. Each Securityholder and its Affiliates (if applicable) hereby ratifies and confirms all actions that the proxies appointed hereunder may lawfully do or cause to be done in accordance with this Agreement. At any meeting of the Securityholders of INSW (whether annual or special) to which Section 3 is applicable, each Securityholder shall (and shall cause its Affiliates to), or shall direct (and shall cause its Affiliates to direct) the holder(s) of record of all of the Subject Securities of such Securityholder or Affiliate (if applicable) on any applicable record date to, appear, in person or by proxy, at each meeting or otherwise cause all of the Subject Securities of such Securityholder or Affiliate (if applicable) to be counted as present thereat for purposes of establishing a quorum. If for any reason any proxy granted herein is not irrevocable after it becomes effective, then the Securityholder granting such proxy agrees, until the Expiration Time, to vote the Subject Securities of such Securityholder in accordance with the Required Votes. The parties hereto agree that the foregoing is a voting agreement. This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Securityholder (including any transferee of any of the Subject Securities). Each Securityholder undertakes and agrees: (i) to indemnify the Attorney and against all actions, claims, demands, proceedings, costs, charges, expenses and other liabilities whatsoever which may be made against the Attorney or for which the Attorney may become liable by reason of acting pursuant to this power of attorney; and (ii) that the Attorney shall not be liable to the Securityholder for any loss or damage occurring as a result of any act or omission made by the Attorney by reason of acting pursuant to this power of attorney.

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6.       Representations and Warranties of the Securityholders. Each Securityholder (severally as to itself and not jointly) hereby represents and warrants to DSSI as follows:

6.1       Due Authority; Organization. Such Securityholder has all necessary corporate or similar power and authority to execute and deliver this Agreement and to perform such Securityholder’s obligations hereunder. If such Securityholder is an entity, the execution, delivery and performance of this Agreement by such Securityholder has been duly and validly authorized by all necessary action on the part of such Securityholder, and no other corporate proceedings on the part of such Securityholder are necessary to approve this Agreement or to consummate the transaction contemplated hereby, and such Securityholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. This Agreement has been duly and validly executed and delivered by such Securityholder and, assuming the due authorization, execution and delivery of this Agreement by DSSI, constitutes a legal, valid and binding obligation of such Securityholder, enforceable against such Securityholder in accordance with its terms (except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally).

6.2       Ownership of the Existing Shares. As of the date hereof, such Securityholder (a) is the beneficial and record owner of INSW Shares as indicated on Schedule A hereto opposite such Securityholder’s name, free and clear of any proxy, voting restriction, adverse claim or other Lien, other than those created by this Agreement, the Merger Agreement or under applicable securities Laws, and (b) has sole voting power over all of the Existing Shares owned beneficially or of record by such Securityholder and sole power of disposition with respect to all of the Existing Shares, and no person other than such Securityholder has any right to direct or approve the voting or disposition of any of the Existing Shares. As of the date hereof, such Securityholder does not own, beneficially or of record, any capital stock or other securities of INSW or any Subsidiary of INSW other than the INSW Shares set forth on Schedule A opposite such Securityholder’s name. As of the date hereof, such Securityholder does not own, beneficially or of record, any rights to purchase or acquire any shares of capital stock or other equity interests of INSW or any Subsidiary of INSW except as set forth on Schedule A opposite such Securityholder’s name. None of the Subject Securities are subject to any voting trust agreement or other Contract to which such Securityholder is a party restricting or otherwise relating to the voting or Transfer of any of the Subject Securities. Such Securityholder has not appointed or granted any proxy or power of attorney that is still in effect with respect to any Subject Securities, except as provided in Section 5.

6.3       No Conflict: Consents.

(a)       The execution and delivery of this Agreement by such Securityholder does not, and the performance by such Securityholder of its obligations under this Agreement will not, (i) conflict with or violate any Law applicable to such Securityholder or by which any of such Securityholder’s assets is bound, (ii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in the loss of a benefit under, or terminate or give rise to any right of termination, vesting, cancellation, amendment, notification, purchase or sale (including any purchase option, option to sell, right of first refusal, right of first offer, right of first negotiation or similar option or right) under, or acceleration of, or result in the creation of a Lien on any of the Subject Securities owned beneficially by such Securityholder pursuant to, any Contract to which such Securityholder is a party or by which any of such Securityholder’s assets is bound (iii) conflict with or violate any provision of the organizational documents of such Securityholder, as applicable.

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(b)       Except for any required filings by such Securityholder with the SEC, the execution and delivery of this Agreement by such Securityholder does not, and the performance by such Securityholder of its obligations under this Agreement will not, require any consent, approval, authorization or permit of, action by, filing with or notification to, any Person.

6.4       Absence of Litigation. As of the date of this Agreement, there is no Action or Order pending or, to the knowledge of such Securityholder, threatened against or affecting, such Securityholder or any of its Affiliates that could reasonably be expected to impair or adversely affect the ability of such Securityholder to perform such Securityholder’s obligations hereunder or to consummate the transactions contemplated hereby.

6.5       Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Securityholder.

6.6       Reliance. Such Securityholder understands and acknowledges that DSSI is entering into the Merger Agreement in reliance upon such Securityholder’s execution and delivery of this Agreement and the representations and warranties of such Securityholder contained herein.

Except where expressly stated to be given as of the date hereof only, the representations and warranties of the Securityholders contained in this Agreement shall be made as of the date hereof and as of each date from the date hereof through and including the Expiration Time.

7.       Representations and Warranties of DSSI. DSSI hereby represents and warrants to each Securityholder as follows:

7.1       Due Authority. DSSI has all necessary corporate or similar power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by DSSI has been duly and validly authorized, and no other corporate proceedings on the part of DSSI are necessary to approve this Agreement. This Agreement has been duly and validly executed and delivered by DSSI and, assuming the due authorization, execution and delivery of this Agreement by the Securityholders, constitutes a legal, valid and binding obligation of DSSI, enforceable against DSSI in accordance with its terms (except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally).

7.2       No Conflict: Consents.

(a)       The execution and delivery of this Agreement by DSSI does not, and the performance by DSSI of its obligations under this Agreement will not, conflict with or violate any Law applicable to DSSI.

(b)       The execution and delivery of this Agreement by DSSI does not, and the performance by DSSI of its obligations under this Agreement will not, require any consent, approval, authorization or permit of, action by, filing with or notification to, any Person.

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8.       No Legal Action. The Securityholders shall (and agrees to cause each of its Affiliates to agree to) not bring, commence, institute, maintain, voluntarily aid, finance, encourage or prosecute any claim, appeal, litigation, arbitration or proceeding which, and the Securityholders hereby waive any claim, appeal, litigation, arbitration or proceeding that, (a) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement, (b) alleges that the execution and delivery of this Agreement by the Securityholders or its Affiliates (or the Securityholders’ (or its Affiliates’, if applicable) performance hereunder) breaches any fiduciary duty of DSSI’s board of directors (or any member or committee thereof) or any duty that the Securityholders have (or may be alleged to have) to DSSI or to the other holders of the Subject Securities or (c) alleges the breach of any fiduciary duty of any Person (including the board of directors of INSW or any member or committee thereof) in connection with the negotiation and entry into the Merger Agreement or the transactions contemplated thereby. In addition to the above, in the case of a class action, each Securityholder agrees not to bring, commence, institute, maintain, voluntarily aid, finance, encourage, prosecute or participate in, and to take all actions necessary to opt out of, any class in any class action with respect to (a), (b) and (c) above.

9.       Termination. This Agreement shall terminate and shall have no further force or effect immediately as of and following the Expiration Time. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that (a) nothing set forth in this Section 9 shall relieve any party from liability for any breach of this Agreement occurring prior to the termination hereof; and (b) the provisions of this Section 9, and Section 11 shall survive any termination of this Agreement.

10.       Notice of Certain Events. Until the Expiration Time, each Securityholder shall notify DSSI promptly of (i) any fact, event or circumstance that would cause, or reasonably be expected to cause or constitute, a breach of the representations and warranties or covenants of such Securityholder or its Affiliates under this Agreement, (ii) the receipt by such Securityholder of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with this Agreement (iii) any acquisition of INSW Shares and (iv) any Permitted Transfer; provided, however, that the delivery of any notice pursuant to this Section 10 shall not limit or otherwise affect the remedies available to any party.

11.       Miscellaneous

11.1       Reliance by DSSI. Each Securityholder understands and acknowledges that DSSI is entering into the Merger Agreement (and the other documents related thereto) in reliance upon such Securityholder’s execution, delivery and performance of this Agreement and upon the representations and warranties, covenants and other agreements of such Securityholder contained in this Agreement.

11.2       Further Assurances. From time to time, at the request of DSSI and without further consideration, each Securityholder and its Affiliates (if applicable) shall take such further action as may be deemed by DSSI to be necessary or desirable to effect the transactions contemplated by this Agreement. Each Securityholder agrees not to take any other action with the knowledge and intent that it would in any way make any representation or warranty of such Securityholder untrue or incorrect in any material respect or otherwise restrict, limit or interfere in any material respect with the performance of such Securityholder’s obligations hereunder.

11.3       No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in DSSI any direct or indirect ownership or incidence of ownership of or with respect to the Subject Securities. All rights, ownership and economic benefits of and relating to the Subject Securities shall remain vested in and belong to the Securityholder, and DSSI shall have no authority to direct the Securityholder in the voting or disposition of any of the Subject Securities, except as otherwise provided herein. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person, including DSSI, for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law.

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11.4       Certain Adjustments. In the event of a change in the number of INSW Shares by reason of any reclassification, recapitalization, split (including a reverse split), subdivision, combination, exchange or readjustment, or any stock or unit dividend or stock or unit distribution or other similar transaction, the terms “INSW Shares” and “Subject Securities” shall be deemed to refer to and include such shares or units as well as all such stock or unit dividends and distributions and any securities into which or for which any or all of such shares or units may be changed or exchanged or which are received in such transaction.

11.5       Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, (a)  the parties shall negotiate, in good faith, a suitable and equitable provision that shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction.

11.6       Binding Effect and Assignment. This Agreement is not intended to, and shall not, confer upon any other Person other than the parties and their respective successors and permitted assigns any rights or remedies hereunder. Except for the power of substitution and resubstitution granted in Section 5, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Any purported assignment of this Agreement in violation of the foregoing shall be null and void ab initio. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. Nothing in this Agreement is intended to confer on any Person (other than DSSI and its successors and permitted assigns) any rights or remedies of any nature.

11.7       Amendments and Modifications, Waivers, etc. No provision of this Agreement may be modified, amended, altered, supplemented or waived prior to the Effective Time except upon the execution and delivery of a written agreement, amendment or waiver executed, in the case of an amendment, by the parties hereto or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

11.8       Specific Performance; Injunctive Relief. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached. It is accordingly agreed that the parties shall be entitled, in addition to any other remedy to which they are entitled at law or in equity to specific relief hereunder, including an injunction or injunctions, specific performance and other equitable relief to prevent and enjoin breaches (or threatened breaches) of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court identified in Section 11.10 of this Agreement. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement for the posting of any bond or security as a prerequisite to obtaining equitable relief.

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11.9       Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon confirmation of receipt generated by the sender’s machine, or (b) on the first (1st) Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to DSSI:

33 Benedict Pl, 2nd Floor

Greenwich, Connecticut 06830, USA

Attention: Anoushka Kachelo; Craig H. Stevenson, Jr.

Email: akachelo@diamondsshipping.com; cstevenson@diamondsshipping.com; management@diamondsshipping.com with a copy (which shall not constitute notice) to:

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

Attention: John Reiss; Michael A. Deyong

Email: jreiss@whitecase.com; michael.deyong@whitecase.com

If to a Securityholder, to the address set forth for such Securityholder on Schedule A.

with a copy (which shall not constitute notice) to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, NY 10022

Attn: Eleazer Klein, Esq.

Email: eleazer.klein@srz.com

11.10       Governing Law; Jurisdiction and Venue.

(a)       This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other jurisdiction.

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(b)       Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the matter that is the subject of the action or proceeding is vested exclusively in the federal courts of the United States of America, the federal court of the United States of America sitting in the District of Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the matter that is the subject of the action or proceeding is vested exclusively in the federal courts of the United States of America, the federal court of the United States of America sitting in the District of Delaware, as applicable, and any appellate court from any thereof, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the matter that is the subject of the action or proceeding is vested exclusively in the federal courts of the United States of America, the federal court of the United States of America sitting in the District of Delaware, as applicable, and any appellate court from any thereof, (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the jurisdiction or laying of venue of any such action or proceeding in such courts and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 11.10(b) in the manner provided for notices in Section 11.9. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

11.11       WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE MERGER AND OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.11.

11.12       Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof.

11.13       Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. This Agreement may be executed by .pdf signature and a .pdf signature shall constitute an original for all purposes.

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11.14       Interpretation. Each of the parties hereto acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement and has participated jointly in negotiating and drafting this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived. The section headings herein are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to a Section or Schedule such reference shall be to a Section or Schedule of this Agreement unless otherwise indicated. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. References to a party or to the parties to this Agreement refer to DSSI and the Securityholders, individually or collectively, as the case may be. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified.

11.15       Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger are consummated.

11.16       Documentation and Information. Each Securityholder consents to and authorizes the publication and disclosure by INSW and DSSI and their respective Affiliates of the Securityholders’ identity and holdings of INSW Shares, and the nature of such Securityholder’s commitments, arrangements and understandings under this Agreement, in any press release or any other disclosure document required in connection with the Merger or any other transaction contemplated by the Merger Agreement. As promptly as reasonably practicable, each Securityholder shall notify INSW and DSSI, as applicable, of any required corrections with respect to any written information supplied by the such Securityholder specifically for use in any such disclosure document, if and to the extent such Securityholder becomes aware that any have become false or misleading in any material respect.

11.17       Obligation to Update Schedule A. Each Securityholder agrees that in connection with any acquisitions or Transfers (to the extent permitted) of Subject Securities by such Securityholder, such Securityholder will, as promptly as practicable following the completion thereof, notify each of DSSI and INSW in writing of such acquisition or Transfer and the parties will update Schedule A to reflect the effect of such acquisition or Transfer.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date and year first above written.

DIAMOND S SHIPPING, INC.

By:	/s/ Craig H. Stevenson Jr.
Name:Craig H. Stevenson Jr.
Title:Director, President and Chief Executive Officer

[Signature Page to Voting and Support Agreement]

SECURITYHOLDERS:
Cyrus Capital Partners, L.P.

By:	/s/ Jennifer M. Pulick
Name: Jennifer M. Pulick
Title: Authorized Signatory

Canary SC Master Fund, L.P.
By: Cyrus Capital Partners, L.P., its investment manager

By:	/s/ Jennifer M. Pulick
Name: Jennifer M. Pulick
Title: Authorized Signatory

Cyrus Opportunities Master Fund II, Ltd.
By: Cyrus Capital Partners, L.P., its investment manager

By:	/s/ Jennifer M. Pulick
Name: Jennifer M. Pulick
Title: Authorized Signatory

Crescent 1, L.P.
By: Cyrus Capital Partners, L.P., its investment manager

By:	/s/ Jennifer M. Pulick
Name: Jennifer M. Pulick
Title: Authorized Signatory

CRS Master Fund, L.P.
By: Cyrus Capital Partners, L.P., its investment manager

By:	/s/ Jennifer M. Pulick
Name: Jennifer M. Pulick
Title: Authorized Signatory

Cyrus Select Opportunities Master Fund, Ltd.
By: Cyrus Capital Partners, L.P., its investment manager

By:	/s/ Jennifer M. Pulick
Name: Jennifer M. Pulick
Title: Authorized Signatory

[Signature Page to Voting and Support Agreement]

Schedule A
SECURITYHOLDERS

Name	Address	Existing Shares
Canary SC Master Fund, L.P.	c/o Cyrus Capital Partners ,L.P., 65 East 55th Street, 35th Floor, New York, New York 10022	187,789
Cyrus Opportunities Master Fund II, Ltd.	c/o Cyrus Capital Partners ,L.P., 65 East 55th Street, 35th Floor, New York, New York 10022	2,222,316
Crescent 1, L.P.	c/o Cyrus Capital Partners ,L.P., 65 East 55th Street, 35th Floor, New York, New York 10022	700,759
CRS Master Fund, L.P.	c/o Cyrus Capital Partners ,L.P., 65 East 55th Street, 35th Floor, New York, New York 10022	670,442